EXHIBIT 10.4
AMENDMENT NO. 1 TO THE
MEADOWBROOK INSURANCE GROUP, INC.
LONG TERM INCENTIVE PLAN
     WHEREAS, Meadowbrook Insurance Group, Inc. (“the Company”) maintains the Meadowbrook Insurance Group, Inc. Long Term Incentive Plan (“the Plan”) for certain eligible employees; and
     WHEREAS, the Company has reserved the right to amend the Plan, and wishes to do so to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW THEREFORE, effective as of January 1, 2005, the Plan is hereby amended as follows:
1. The following definition is added to the Plan:
     “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.
2. Section 2(t) of the Plan is amended to provide as follows and all references in the Plan to the term “Hostile Change in Control” shall be replaced by the term “Change in Control:”
(t) For purposes of this Plan, a “Change in Control” shall be deemed to have taken place upon:
     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph 1, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph 3 of this Section (t); or
     (2) Within any 12 month period, individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the

Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or
     (3) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or
     (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the aforementioned, no event shall be considered a Change in Control, unless the event also constitutes a change in the ownership or effective control pursuant to Section 409A(a)(2)(A)(v) and the final regulations promulgated thereunder.
3. Section 2(x) of the Plan is amended to provide as follows:
     (x) “Performance Period” means the three year period designated by the Committee to be used to determine Bonus Awards under this Plan, with the first Performance Period being the period commencing January 1, 2004 and ending December 31, 2006. Notwithstanding the foregoing, the Committee may, in its discretion shorten a performance period and adjust the performance targets and the bonus targets set under Section 5 to a one or two year period. Any pro rata awards that the Committee determines are payable shall be based on the Committee’s determination that the pro-rata performance targets have been satisfied and shall otherwise be paid as provided by this Plan.
4. Section 2(bb) of the Plan is amended to provide as follows:
     (bb) “Retirement” means a Participant’s termination of employment with the Company and all of its Subsidiaries on or after the date on which the Participant has attained age 62 and completed at least 10 years of service with the Company or its Subsidiaries and is not employed elsewhere.
5. Section 5(e) of the Plan is amended to provide as follows:
(e) The Company shall pay Cash Awards to Participants in three installments, with the first installment being paid no later than March 1 of the calendar year following the end of the applicable Performance Period and the second and third installments being paid in the next succeeding calendar years no later than March 1 of the each year. The second and third installments shall be credited with interest at the Crediting Rate, determined as of the beginning of each calendar year. Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee at Separation from Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not, to the extent required by Section 409A, commence earlier than 6 months after the date of Separation from Service. Any such distribution or series of distributions to be made due to a Separation from Service shall commence no earlier than the first day of the seventh month following the Separation from Service, provided that to the extent permitted by Section 409A of the Code, only payments scheduled to be paid during the first 6 months after the date of such Separation from Service shall be delayed and such delayed payments shall be paid in a single sum on the first day of the seventh month following the date of such Separation from Service.
6. Sections 5(g)(iii) and (iv) are added to the Plan to provide as follows:
     (iii) A termination of employment for purposes of Section 5(g)(ii) shall only be means the Participant’s termination of employment for any reason other than death provided the termination of employment is a Separation from Service as defined in Code Section 409A and the regulations promulgated thereunder.
     (iv) Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee at Separation from Service under such procedures as established by the Company in accordance with Section 409A of the Code, the payment of amounts payable under this Plan that are considered deferred compensation and that are made upon Separation from Service may not, to the extent required by Section 409A of the Code, commence earlier than six months after the date of such Separation from Service. Therefore, in the event this Section (iv) is applicable to the Participant, any distribution or series of distributions to be made due to a Separation from Service shall commence no earlier than the first day of the seventh month following the Separation from Service, provided that to the extent permitted by Section 409A of the Code, only payments scheduled to be paid during the first six months after the date of such Separation from Service shall be delayed and such delayed payments shall be paid in a single sum on the first day of the seventh month following the date of such Separation from Service.
7. Section 5(h)(iii) is amended to provide as follows:
     (ii) Retirement, Death, Disability or Termination with Good Reason or by Company without Cause. In the event a Participant’s employment with the Company and its Subsidiaries is terminated by the Company or its Subsidiaries without Cause, by the Participant for Good Reason or due to the Participant’s death, Disability, Retirement, the Participant (or the Participant’s beneficiary) shall (i) be entitled to the payment of any Cash Award previously declared by the Committee that has not yet been paid to the Participant, such payment to occur, unless otherwise determined by the Committee, at the same time as such payments would have been made pursuant to Error! Reference source not found.Error! Reference source not found.; (ii) except as otherwise provided in a Restricted Stock Agreement, become vested in all shares of Restricted Stock that have not yet become vested; and (iii) be entitled to a pro rata portion of the Bonus Award for the Performance Period in which such termination of employment occurs based on the performance criteria designated by the Committee for the Performance Period, including the Company’s actual performance for the Performance Period and such pro rata Bonus Award shall be paid at the same time as the Bonus Award is paid to Participants whose employment has not terminated.
8. Section 5(h) is amended to provide as follows:
     (h) Effect of Change in Control. In the event of a Change in Control of the Company, Participants shall immediately following the effective date of the Change in Control be entitled to the payment of (i) a pro rata portion of the Bonus Award for the Performance Period in which the Change in Control occurs based on the Company’s ROE as of such date; (ii) Cash Awards that have not yet been paid for a Performance Period ending prior to the effective date of the Change in Control; and (iii) to the extent provided in a Restricted Stock Agreement, all shares of Restricted Stock shall become fully vested and nonforfeitable. The Committee may, in its discretion, determine that a change in control that is not otherwise a Change in Control, nonetheless invokes the provisions of subsections 5(h)(i) through (iii) of this Plan, provided that such event also constitutes a change in the ownership or effective control pursuant to Section 409A(a)(2)(A)(v) and the final regulations promulgated thereunder.
9. Section 11 is hereby added to the Plan to provide as follows:
     11. Compliance with Code Section 409A. Solely to the extent that compensation under this is considered deferred compensation under Code Section 409A, this Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Internal Revenue Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan. Upon the inclusion of any portion of the amounts payable to a Participant under this Plan into the Participant’s income as a result of the failure of this Plan to comply with the requirements of Section 409A of the Code, the Company shall distribute such portion of the compensation payable to the Participant in a single lump sum as soon as is administratively practicable following the discovery of such failure.
10. Section 12 is hereby added to the Plan to provide as follows:
     12. Distributions upon Income Inclusion under Code Section 409A. Upon the inclusion of any Cash Award or Bonus Award into the Participant’s income as a result of the failure of this Plan to comply with the requirements of Section 409A of the Code, the Company shall distribute such portion of any Cash Award or Bonus Award to the Participant in a single lump sum as soon as is administratively practicable following the discovery of such failure.
     IN WITNESS WHEREOF, the Company has executed this Amendment by its duly authorized officer, on this 30th day of December, 2008.

MEADOWBROOK INSURANCE GROUP, INC.

/s/ Robert S. Cubbin

By: Robert S. Cubbin
Its: President & CEO